                                                                 EXHIBIT d(1)(c)

                                 AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of ______________, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Basic Value Fund and AIM V.I. Mid Cap Equity Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                ------------------------------------
AIM V.I. Aggressive Growth Fund                                        May 1, 2000
AIM V.I. Balanced Fund                                                 May 1, 2000
AIM V.I. Basic Value Fund                                              July __, 2001
AIM V.I. Blue Chip Fund                                                May 1, 2000
AIM V.I. Capital Appreciation Fund                                     May 1, 2000
AIM V.I. Capital Development Fund                                      May 1, 2000
AIM V.I. Dent Demographic Trends Fund                                  May 1, 2000
AIM V.I. Diversified Income Fund                                       May 1, 2000
AIM V.I. Global Utilities Fund                                         May 1, 2000
AIM V.I. Government Securities Fund                                    May 1, 2000
AIM V.I. Growth and Income Fund                                        May 1, 2000
AIM V.I. Growth Fund                                                   May 1, 2000
AIM V.I. High Yield Fund                                               May 1, 2000
AIM V.I. International Equity Fund                                     May 1, 2000
AIM V.I. Mid Cap Equity Fund                                           July __, 2001
AIM V.I. Money Market Fund                                             May 1, 2000
AIM V.I. New Technology Fund                                           May 1, 2001
AIM V.I. Value Fund                                                    May 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR



         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                         AIM V.I. GROWTH AND INCOME FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                               AIM V.I. VALUE FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................       0.65%
Over $250 million................................................................................       0.60%


                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $150 million...............................................................................       0.80%
Over $150 million................................................................................       0.625%


                             AIM V.I. BALANCED FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $150 million...............................................................................       0.75%
Over $150 million................................................................................       0.50%


                            AIM V.I. BASIC VALUE FUND
                          AIM V.I. MID CAP EQUITY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $500 million...................................................................................   0.725%
Next $500 million....................................................................................   0.700%
Next $500 million....................................................................................   0.675%
Excess over $1.5 billion.............................................................................   0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $350 million...............................................................................       0.75%
Over $350 million................................................................................       0.625%


                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $2 billion.................................................................................       0.85%
Over $2 billion..................................................................................       0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................       0.60%
Over $250 million................................................................................       0.55%


                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
Average Daily Net Assets.........................................................................       1.00%


                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................       0.50%
Over $250 million................................................................................       0.45%


                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $200 million...............................................................................       0.625%
Next $300 million................................................................................       0.55%
Next $500 million................................................................................       0.50%
Amount over $1 billion...........................................................................       0.45%

                       AIM V.I. INTERNATIONAL EQUITY FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................       0.75%
Over $250 million................................................................................       0.70%


                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                                                           ANNUAL RATE
----------                                                                                           -----------
First $250 million...............................................................................       0.40%
Over $250 million................................................................................       0.35%"


     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date:                               , 2001
      ------------------------------


                                             AIM VARIABLE INSURANCE FUNDS

Attest:                                      By:
         --------------------------------        -------------------------------
         Assistant Secretary                     President


(SEAL)


                                             A I M ADVISORS, INC.

Attest:                                      By:
         --------------------------------        -------------------------------
         Assistant Secretary                     President


(SEAL)